EXHIBIT 5.01

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Flr.
New York, NY 10006

Telephone: (212) 930-9700
Facsimile: (212) 930-9725

July 18, 2011

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:   Anhui Taiyang Poultry Co., Inc.
          Form S-1 Registration Statement (File No. 333-173700)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Anhui Taiyang Poultry Co., Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 5,485,300 shares of common stock being sold pursuant to the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable and the 1,142,396 shares of common stock, issuable upon exercise of warrants and being sold pursuant to the Registration Statement, will be, when issued in the manner described in the Registration Statement, duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP